UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                   OCTOBER 9, 2006

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State of incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

650 Liberty Avenue	07083
Union, New Jersey	(Zip code)
(Address of principal executive offices)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01                                             Other Events

Independent Review of Stock Option Grants and Procedures

On June 19, 2006, following the issuance of two analyst reports that included the Company on lists of companies whose shares had shown comparatively high increases in trading prices subsequent to stock option grant dates, the Board of Directors appointed a special committee of two independent members of the Board of Directors, with authority, among other things, to conduct an investigation with respect to the setting of exercise prices for employee stock options and related matters as the committee deemed appropriate.  On June 20, 2006, the special committee retained independent legal counsel, Weil, Gotshal & Manges LLP, and on June 25, 2006, Weil, Gotshal & Manges LLP engaged outside accounting advisors, Navigant Consulting, Inc.  The Company promptly informed its regular independent accountants of the analyst reports, and has kept its accountants informed as the review has progressed.

The special committee commenced its review in late June 2006, and during the period through October 2006, carried out an extensive review covering stock option grants and restricted stock awards made by the Company during the period from its initial public offering in 1992 through May 15, 2006.  During the course of this review, counsel to the special committee interviewed 31 officers, directors, employees, advisors and others involved in the award process, and undertook a broad document review.

On September 20, 2006, prior to the public announcement of the review, counsel to the special committee notified the Securities and Exchange Commission (the “SEC”) of the review.  Following such self-reporting, the Staff indicated that it would commence an informal inquiry.  The Company intends to cooperate fully with the SEC.

The special committee’s review has been completed, and on October 9, 2006, the special committee presented its report (the “Report”) to the Company’s Board of Directors.

The review identified various deficiencies in the process of granting and documenting stock options and restricted shares described below. As a result of the deficiencies, the special committee recommended, among other things, that the Company revise the measurement dates under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” for 16 annual option grant dates, 26 monthly grant dates and 2 special grant dates (revisions of  2 annual, 4 monthly and 1 special grant dates have no accounting impact because prices on the revised dates were lower than on the measurement dates previously recorded by the Company). As a result of these new measurement dates and the correction of various other errors relating to the accounting for equity-based compensation, the Company has determined that from fiscal year 1993 through the second quarter of fiscal 2006, it had certain unrecorded non-cash equity-based compensation charges associated with its equity-based compensation plans. The Company believes, however, that these charges are not material to its financial statements in any of the periods to which such charges would have related and therefore, has not recorded such charges and will not revise its historic financial statements.

The Company will, however, in accordance with the transition provisions of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements,” (“SAB 108”), record a reclassification, within the equity section of the consolidated balance sheet to be included in its Form 10-K for the fiscal year ending March 3, 2007, of approximately $66 million, excluding any related tax effect.  This reclassification represents the effect of the adjustment resulting from the non-cash charges discussed above that relate to fiscal 2005 and prior years. The Company also expects to record a year-to-date non-cash selling, general and administrative expense charge in its consolidated statement of earnings of approximately $8 million in fiscal third quarter. This approximately $8 million pre-tax charge represents the total of the first and second quarter charges related to the impact of the revised measurement dates (and the correction of various other immaterial errors referred to above), and the applicable charge for the third quarter. This approximately $8 million charge was not included in the Company’s planning assumptions and earnings guidance for its fiscal third quarter and fiscal 2006, which were provided in its conference call on September 20, 2006. The Company is reviewing any potential tax implications relating to the Company’s stock option grants and restricted share awards, but believes that such matters will not have a material impact on the Company’s financial position.

The Report is summarized as follows:

Background

From the Company’s initial public offering to present, the Company has had a broad-based equity compensation program under which more than 19,000 individual grants have been made to employees ranging from assistant store managers to senior executives.  The general grant process was as follows:

•                                          Annual grants were consistently made in the first quarter in connection with annual reviews given to employees.  Grants were made to:

•                                          Senior level employees (referred to as “Senior Persons”).  These grants were made by a committee of outside directors (“Committee B” from September 1993 to December 2002 and thereafter by the Compensation Committee).

•                                          All other eligible persons.  These grants were made by a committee of inside directors (“Committee A”).

•                                          Monthly grants were made by Committee A, generally on the 15th of each month, to new hires, for promotions, and to a relatively small number of employees who were not on the regular annual review cycle.

•                                          Special grants were made by Committee B or the Compensation Committee in connection with promotions or employment agreements for the Company’s current co-chairmen or chief executive officer.

The Report states that precision with respect to the findings for certain matters and grants was not possible due to the absence of definitive documentation, incomplete, and sometimes varying recollections with respect to events dating back to 1992, and similar matters.

The Report states that outside counsel has been actively involved in Board and committee matters, including with respect to stock options.

Selection of Annual Grant Dates

•                                          The Company has followed a consistent practice of seeking low grant prices for the purpose of attracting and retaining employees.

•                                          The Company’s co-chairmen and chief executive officer were responsible for selecting the grant dates, though the responsibilities varied depending on the period, with the current chief executive officer having primary responsibility in later years.

•                                          From 1993 through approximately 1997, although grant date prices were generally favorable, they were not consistently the lowest grant price dates.

•                                          From 1998 through 2005:

•                                          Five annual grant dates were at the low price for the fiscal quarter (the special committee determined that there was conclusive or strong evidence that one of these grant dates was selected on the actual date and the others no later than two, three, five and eight trading days after the grant date).

•                                          Two additional annual dates were at the low price of the +/- 20 trading days (the special committee determined that there was conclusive evidence that these dates were selected no later than three and four trading days after the grant date).

•                                          One annual grant date was the third lowest for the fiscal quarter (the special committee determined that there was strong evidence that this date was selected no later than two trading days after the grant date).

•                                          Based on its review, the special committee believes:

•                                          Some hindsight was used in selecting some annual grant dates.

•                                          Excluding grants only to Form 4 filers beginning in 2003, almost all annual grant dates in 1998-2004 likely were selected with some hindsight; conclusive or strong evidence establishes that the grant date was selected, in most cases, within a relatively short period after the recorded grant date (in most cases within a few trading days but sometimes with a meaningful stock price increase).

•                                          In some years, it is likely that the annual grant date was selected on the recorded grant date.

Process Deficient

•                                          The special committee determined that:

•                                          The option granting process had control and other deficiencies.

•                                          The Company failed to maintain adequate controls with respect to issuance of options in compliance with the Company’s stock option policies; the Company’s policies also were not sufficient to ensure compliance with all applicable accounting rules.

•                                          With respect to Committee A, lists of grantees and option amounts were not sufficiently final or determinable on the grant date.

•                                          Among the other process deficiencies found with respect to the Committee A option grants were the delegation to the Company’s chief executive officer of the authority to select the annual grant date without explicit conditions or documentation; documentation which in various respects was not complete or timely; and a number of monthly grant dates which had or appeared to have grant amounts or dates which were inconsistent with the Company’s policies.

•                                          There were 31 off-cycle monthly grant dates (i.e., not made on the 15th of the month as required by the Company’s policies), 12 of which were at notable low prices.  Interviews and the documentation reviewed do not explain the selection of these off-cycle dates.  The low prices were suggestive of the use of some hindsight in selecting the low price off-cycle grant dates.

•                                          Various 15th of the month grants were not in compliance with the Company’s policies, based on a sample of testing of the monthly grants. These generally involved relatively small grants to non-executive employees. Based on the testing, the timing of the grants were generally not suggestive of intent to provide low grant prices — 50% of these non-compliant grants were made at prices higher (and 50% were lower) than the prices on the correct dates.

•                                          Among the process deficiencies found by the special committee with respect to the Committee B grants were the delegation to the co-chairmen and the chief executive officer of the authority to select grant dates and to determine grant amounts without explicit conditions or documentation, although unanimous written consents were later signed with grant dates and amounts; not all grantees were approved prior to the grant date; absence of complete or contemporaneous documentation; and the delegation to the co-chairmen and chief executive officer of the authority to select the date for their own options, even though the grant date was the same as used for general employee grants or other Senior Person grants.

No Willful Misconduct

•                                          The special committee found no evidence that either the Company or any person involved in the grant process had engaged in willful misconduct.

•                                          The grant process was characterized by informality which lacked safeguards to ensure compliance with applicable accounting and disclosure rules.  For example, the process did not require any contemporaneous documentation or other action evidencing the selection of a grant date.

•                                          The special committee found no evidence demonstrating that those who were responsible for selecting option grant dates (the Company’s co-chairmen and chief executive officer) appreciated the accounting or disclosure implications of the practices used for selecting those dates.

•                                          The special committee found no evidence demonstrating that those responsible for the accounting and disclosure functions were aware of the deficient practices used for selecting grant dates.  As a result, they did not consider the accounting or disclosure implications of those practices.  To the extent they were aware of any other processes now determined to have been deficient, the special committee has found no evidence demonstrating that they appreciated the accounting or disclosure implications of those deficiencies.

•                                          The Company and directors regularly sought advice from and relied on outside counsel.

•                                          The special committee found no evidence that the directors were aware of the practices used for the selection of grant dates (other than the co-chairmen and chief executive officer as discussed above) or other significant process deficiencies, and consequently, they did not believe that the accounting or disclosures were inaccurate.

•                                          The special committee found no evidence that outside counsel was aware of any facts which led them to believe that the accounting or disclosures were inaccurate.

•                                          The co-chairmen and chief executive officer (and others involved in the grant process) believed that, in granting options as described herein, they were acting in the best interests of the Company with the purpose of attracting and retaining employees.

No Intent to Mislead Auditors or Outside Counsel or Create False Documents

•                                          The special committee determined there was no intent to mislead auditors or outside counsel.

•                                          The special committee determined that there was no intent to create false or misleading documents; there was no evidence of “fictitious grants.”

•                                          Grants to Senior Persons were documented prior to 2005 with unanimous written consents prepared by outside counsel.  The consents were dated “as of” the grant dates and did not purport to be signed on the actual grant dates.  There was a belief by counsel and those signing the consents that the process used was consistent with the grant of options at fair market value on the date of grant.

SEC Disclosure

•                                          With respect to prior SEC disclosure, the special committee determined that:

•                                          The Company made disclosure in various SEC filings that option grants were made at fair market value on the date of grant and that no compensation expense was recognized.

•                                          In light of the findings, the disclosures with respect to stock option practices and related accounting were not accurate in certain respects.

Committee Role

•                                          With respect to the role of committees handling stock option matters, the special committee determined that:

•                                          There was reliance on experienced outside counsel as to legal matters and the Company’s finance department as to accounting matters.

•                                          The committees were not involved with all of the details of the grant process, including, in the case of Committee B and the Compensation Committee, selection of grant dates prior to 2005.

Recommendations for Improvements in the Stock Option/Restricted Share Process

The special committee determined that while some process improvements had been made in the Company’s stock option and restricted share award processes since 2004, significant further improvements are needed.  Such improvements include:

•                                          The Company should develop and implement best practices with respect to option and restricted stock grants (including those described herein), and should continue to monitor industry and regulatory practices in this area and revise the Company’s practices as developments occur.

•                                          The Company should designate a member of its in-house legal and accounting staffs to oversee documentation and accounting of all option and restricted share grants; they should be notified in writing on the date any option and restricted shares grant is made.

•                                          The Company should continue its current practice of consistently making annual grants in the first fiscal quarter in connection with annual reviews.

•                                          The Company should improve the Committee A annual grant process, including:

•                                          Committee A approvals should be made at duly convened meetings and documented at the time of the meeting.

•                                          Final lists with names of grantees, grant amounts, grant prices and other option terms should be complete at the time of the grant date.

•                                          The Company should improve the Compensation Committee annual grant process, including:

•                                          The Compensation Committee grant approvals should continue (as has been the recent practice) to be made at duly convened meetings and documented at the time of the meeting.

•                                          The Compensation Committee should continue (as has been the recent practice) to only have responsibility for approving grants required by applicable laws (e.g., Section 162(m) of the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934) and such other grants as it intends to appropriately review and consider.

•                                          Final lists with names of grantees, grant amounts, grant prices and other option terms should be complete at the time of the grant date.

•                                          The annual grant date for Senior Persons should be the same as for all other employees (subject to applicable trading blackouts and other extenuating circumstances approved in advance by the Board of Directors).

•                                          The monthly grant process should be improved, including:

•                                          The Company should continue its existing practice of consistently awarding restricted shares for new employees, promotions and off cycle annual reviews on the 15th of the month following the triggering event.

•                                          The applicable committee should formally approve monthly grants on or prior to the 15th of each month either at a duly convened meeting or by a written consent dated the date of the consent.

•                                          All option grants should be made with an exercise price of not less than 100% of the fair market value of the Company’s common stock on the date of the meeting at which the grant is approved (or, in the case of monthly grants, the 15th of the month); conversions of restricted share grants made in dollars into shares should be done on the same basis.

•                                          All grants should be communicated to employees within a relatively short period after the grant date as required by applicable accounting rules.

•                                          Grant responsibilities should not be delegated to individual committee members or non-members.

•                                          Disclosure in SEC filings should be enhanced regarding the option and restricted share grant process (including types of different grants and roles and composition of Committee A and the Compensation Committee with respect to grants).

•                                          The Company should increase automation of the option and restricted share request and grant process or otherwise improve compensating controls.

•                                          The Company should expand Sarbanes-Oxley testing procedures relating to option approval and its documentation process for annual and monthly grants, and should revise existing procedures to more accurately describe the approval and grant process.

•                                          Committee A and the Compensation Committee should document and approve enhanced option grant and restricted share award processes and procedures and the updated processes and procedures should be distributed to all involved personnel.

•                                          Improve training and education designed to ensure that all relevant personnel involved in the administration of stock option grants understand the terms of the stock option plans and the relevant accounting requirements under generally accepted accounting principles for stock options and other share-based payments.

Board Action

On October 9, 2006, the Board of Directors adopted the special committee’s recommendations, with such additional improvements in the Company’s stock option and restricted stock processes as the Board and special committee may approve. The Company intends to implement the recommendations as soon as possible.

Legal Proceedings

On July 24, 2006 and July 28, 2006, service was purportedly made on the Company of two shareholder derivative actions that were filed in the Superior Court of New Jersey, Law Division, Union County, against certain of the Company’s officers and directors.  The actions, titled Nicholas Weil v. Warren Eisenberg, et al. and Timothy Hill v. Warren Eisenberg, et al., were brought by persons identifying themselves as shareholders and purporting to act on behalf of the Company.  The Company is named solely as a nominal defendant against which the plaintiffs seek no recovery.  No demand was served on the Company prior to the filing of either action.

The two complaints, which are virtually identical, allege that certain of the Company’s officers and directors breached their fiduciary duties to the Company and obtained unjust enrichment in connection with grants of stock options to certain officers of the Company in 1996-2003 that were allegedly backdated.  The complaints seek unspecified monetary damages and disgorgement from the defendants, as well as unspecified equitable relief.  The two actions have been consolidated, and the plaintiffs are expected to file a consolidated complaint in October 2006.

*          *          *

The foregoing may contain forward-looking statements.  Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, estimate, assume, continue, project, plan and similar words and phrases.  The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors that may be outside the Company’s control.  Such factors include, without limitation: changes in the retailing environment and consumer preferences and spending habits; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; general economic conditions; unusual weather patterns; competition from existing and potential competitors; competition from other channels of distribution; pricing pressures; the cost of labor, merchandise and other costs and expenses; the ability to find suitable locations at acceptable occupancy costs to support the Company’s expansion program; and matters arising out of or related to the Company’s stock option grants and procedures and related matters, including the outcome of the informal inquiry commenced by the SEC, the possibility that the SEC may not agree with all of the special committee’s findings and recommendations and may require additional or different remediation, any other proceedings which may be brought against the Company by the SEC or other governmental agencies, the outcome of the shareholder derivative actions filed against certain of the Company’s officers and directors, and the possibility of other private litigation relating to such stock option grants and related matters.  The Company does not undertake any obligation to update its forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)
Date: October 10, 2006	By:	/s/ Eugene A. Castagna
Eugene A. Castagna
Chief Financial Officer and
Treasurer